UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2022

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

Registrant’s telephone number, including area code

701 Western Avenue, Glendale, California 91201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on July 20, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 24, 2022 (the “Merger Agreement”), by and among PS Business Parks, Inc., a Maryland corporation (the “Company”), Sequoia Parent LP, a Delaware limited partnership (“Parent”), Sequoia Merger Sub I LLC, a Maryland limited liability company (“Merger Sub I”), Sequoia Merger Sub II LLC, a Maryland limited liability company (“Merger Sub II” and, together with Parent and Merger Sub I, the “Parent Parties”), and PS Business Parks, L.P., a Maryland limited partnership (the “Partnership”). The Parent Parties are affiliates of Blackstone Real Estate Partners IX, L.P., which is an affiliate of Blackstone Inc. (“Blackstone”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Mergers (the “Closing”), Merger Sub II merged with and into the Partnership (the “Partnership Merger”), with the Partnership surviving, and the separate existence of Merger Sub II ceased, and immediately following the Partnership Merger, Merger Sub I merged with and into the Company (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), with the Company surviving, and the separate existence of Merger Sub I ceased. As a result of the Mergers and the other transactions described herein, the Company became a subsidiary of Parent and certain of its affiliates and the Partnership became a subsidiary of the Company.

Item 1.01	Entry Into a Material Definitive Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Debt Agreements

In connection with the completion of the Mergers, certain indirect subsidiaries of the Partnership and certain property owners within the Non-Core Portfolio as described in Item 2.01 below (collectively, the “Loan A Mortgage Borrowers”) obtained a $2,733,620,000 mortgage loan (the “Loan A Mortgage Loan”) from Bank of America, N.A., Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Morgan Stanley Bank, N.A., and Societe Generale Financial Corporation (together with its successors and assigns, the “Lenders”) and certain other indirect subsidiaries of the Partnership and certain other property owners within the Non-Core Portfolio as described in Item 2.01 below (collectively, the “Loan B Mortgage Borrowers” and, together with the Loan A Mortgage Borrowers, the “Mortgage Borrowers”) obtained a $1,960,000,000 mortgage loan with an additional $96,000,000 future funding option (the “Loan B Mortgage Loan” and, together with the Loan A Mortgage Loan, the “Mortgage Loans”) from the Lenders. The Loan A Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on certain of the Company’s properties located in California, Florida, Maryland, Texas, Washington and Virginia, as well as other properties comprising the Non-Core Portfolio described in Item 2.01 below, all related personal property, reserves, a pledge of all income received by the Loan A Mortgage Borrowers with respect to such properties and a security interest in a cash management account. The Loan B Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on certain of the Company’s properties located in California, Florida, Texas, Washington and Virginia, as well as other properties comprising the Non-Core Portfolio, all related personal property, reserves, a pledge of all income received by the Loan B Mortgage Borrowers with respect to such properties and a security interest in a cash management account.

The proceeds from the Mortgage Loans were or will be used, among other things, to (i) fund the consideration for the Mergers, (ii) pay for certain costs and expenses relating to (a) the transactions in connection with the Mergers and incurred in connection with the closing of the Mortgage Loans, and (b) the operation of the properties (including, without limitation, carrying costs with respect to the properties and funding working capital requirements of the properties), and (iii) establish reserves, including certain reserves required to be established under the terms of the Mortgage Loans.

The initial interest rate on Loan A Mortgage Loan is equal to one month term SOFR, plus a margin rate of 2.70% (the “Loan A Spread”). The initial interest rate on Loan B Mortgage Loan is equal to one month term SOFR, plus a margin rate of 2.00% (together with the Loan A Spread, the “Spread”).

The Mortgage Loans are scheduled to mature on August 9, 2024, with an option for the Mortgage Borrowers to extend the initial term for three one-year extension terms, subject to certain conditions.

Each Mortgage Loan contains various representations and warranties, as well as certain financial, operating and other covenants that will, among other things, limit the Mortgage Borrowers’ ability to:

•	incur additional secured or unsecured indebtedness;

•

make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the applicable Mortgage Loan by the outstanding principal amount of the indebtedness under such Mortgage Loan, is less than 5.25% for the Loan A Mortgage Loan and 5.10% for the Loan B Mortgage Loan, in each instance for two consecutive calendar quarters; provided, however, regardless of the debt yield, as long as no event of default is continuing under the applicable Mortgage Loan, the Mortgage Borrowers may make cash distributions in connection with any payments to the holders of the Existing Preferred Stock in proportion, as determined by an affiliate of the Company, of the assets owned directly or indirectly by Parent and its affiliates that are encumbered under the applicable Mortgage Loan as compared to the total number of assets owned directly or indirectly by Parent or such affiliate;

•	make investments or acquisitions;

•	use assets as security in other transactions; and

•	guarantee other indebtedness.

Defaults under the Mortgage Loans include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Mortgage Loans without consent from the applicable Lender (if required pursuant to the terms of the loan documents), bankruptcy of a Mortgage Borrower, failure to maintain the insurance required under the Mortgage Loan documents and a failure to observe other covenants under the Mortgage Loans, in each case subject to any applicable cure rights.

During the first twelve months of the initial term of each Mortgage Loan (such period, the “Spread Maintenance Period”), the applicable Mortgage Borrowers may prepay up to 30% of the Mortgage Loan to which they are a party without prepayment penalty or fee provided that certain conditions are satisfied. After the expiration of the Spread Maintenance Period, the Mortgage Borrowers may prepay the Mortgage Loans, in whole or in part, without prepayment penalty or fee. If a prepayment is made at any time prior to the expiration of the Spread Maintenance Period and such prepayment, when aggregated with all other prepayments made by a Mortgage Borrower of the applicable Mortgage Loan, exceeds 30% of the amount of such Mortgage Loan funded to such Mortgage Borrower, then such Mortgage Borrower will pay to the Lenders an amount equal to the product of (i) the Spread; (ii) the portion of the applicable Mortgage Loan which is being repaid that is subject to such premium; and (iii) a fraction, the numerator of which is the number of days following the date through which interest on the prepaid amount has been paid to the end of the Spread Maintenance Period and the denominator of which is 360. Notwithstanding the foregoing, any mandatory prepayment of the Mortgage Loans with casualty or condemnation proceeds or release of an individual property by the applicable Mortgage Borrower as a result of certain defaults or events of defaults under the Mortgage Loans will not be subject to any limitation on prepayment or any prepayment fee or penalty.

In addition, the applicable Mortgage Borrowers for each Mortgage Loan and each Parent Partner (as defined below) will have recourse liability under the Mortgage Loans for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Mortgage Borrowers, any member or general partner of the Mortgage Borrowers, the Parent Partners or their respective controlled affiliates which constitute fraud, material and willful misrepresentation, misappropriation or conversion of funds (including insurance proceeds), removal or disposal of any property during the continuance of an event of default under the Mortgage Loans, a violation of the transfer restrictions set forth in the loan agreements and willful misconduct that results in physical damage or waste to any property. The applicable Mortgage Borrowers for each Mortgage Loan and the Parent Partners will also have recourse liability for each Mortgage Loan (which liability in the case of the Parent Partners will be capped at 10% of the then-outstanding principal balance of the loan) in the event of a voluntary or collusive involuntary bankruptcy of any Mortgage Borrower, in the event Mortgage Borrower, any member or general partner of Mortgage Borrower, the Parent Partners or their respective affiliates consent to or join in the application for the appointment of a custodian, receiver, trustee or examiner of any Borrower, or of any property or any Borrower making an assignment for the benefit of creditors.

The description of the Mortgage Loans contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the loan agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Master Services Agreement

Pursuant to a Master Services Agreement (the “Link Agreement”), we have engaged Link Logistics Real Estate Holdco LLC (“Link”), a portfolio company owned by Blackstone-advised investment vehicles, to provide, as applicable, corporate support services (including, without limitation, accounting, legal, tax, treasury, valuation services, information technology and data management), loan management, management services, operational services, property management and transaction support services (the “Services”). Pursuant to the Link Agreement, the Company will pay Link for such services on a break-even or cost-reimbursement basis as determined in accordance with the terms of the Link Agreement. Pursuant to the Link Agreement, Link Logistics Real Estate Management LLC, a subsidiary of Link, has been engaged by certain of our subsidiaries to perform management services with respect to our properties.

The description of the Link Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Link Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Parent Partners Loans

In connection with the closing of the Mergers, in lieu of distributing all of the proceeds from the Mortgage Loans to fund the consideration for the Mergers, certain amounts were loaned to the Parent Partners (the “Parent Partners Loans”). The Parent Partners Loans are evidenced by promissory notes, bear interest at 4.16253% per annum and mature in July 2027. The aggregate principal amount of the Parent Partners Loans is $1,285,574,812. The description of the Parent Partners Loans contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the form of promissory note filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Fourth Amended and Restated Revolving Credit Agreement

On July 20, 2022, in connection with the Mergers, the Company caused the termination of all commitments, liabilities and other obligations under the Fourth Amended and Restated Revolving Credit Agreement, dated as of August 24, 2021, by and among the Partnership, as borrower, the Company, as parent, the lending institutions that are parties thereto, and Wells Fargo Bank, National Association, as administrative agent.

Agreements with Public Storage

As contemplated by the Merger Agreement, the Company caused certain contracts between the Company or its subsidiaries, on the one hand, and Public Storage (or any of its subsidiaries (other than the Company and its subsidiaries)), on the other hand, to be terminated prior to or effective as of the Closing, including (x) the Cost Sharing and Administrative Services Agreement, dated as of November 16, 1995, by and among PSCC, Inc. and the owners listed therein and (y) the Amended Management Agreement, dated as of February 14, 1995, between Storage Equities, Inc. and Public Storage Commercial Properties Group, Inc.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 1.02 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the completion of the Mergers, an aggregate of approximately 21% of the Partnership’s issued and outstanding limited partnership interests were directly owned by Parent and certain of its affiliates (other than the Company) (the “Parent Partners”). Pursuant to a Distribution and Contribution Agreement, immediately following the completion of the Mergers, the Partnership redeemed all of such limited partnership units in exchange for the distribution (the “Redemption and Distribution”) to the Parent Partners of certain subsidiaries of the Partnership which held assets comprised of 58 properties located in California, Washington and Virginia (the “Non-Core Portfolio”). As a result of the Redemption and Distribution, the Company (directly or indirectly) owns 100% of the Partnership.

See Exhibit 99.2 to this Current Report on Form 8-K for pro forma financial information of the Company giving effect to the Redemption and Distribution. The description of the Redemption and Distribution and the Distribution and Contribution Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Distribution and Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under the headings “Debt Agreement” and “Parent Partners Loans” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On July 20, 2022, in connection with the completion of the Company Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading in shares of Common Stock and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Common Stock. Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

On July 21, 2022, the Company issued 125 shares of Series A Preferred Stock for an aggregate cash amount of $500,000. The issuance of the Series A Preferred Stock was made in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Company Merger Effective Time, the holders of shares of Common Stock outstanding immediately before the Company Merger ceased to have any rights as stockholders of the Company (other than their right to receive the Per Company Share Merger Consideration).

Upon issuance of the Series A Preferred Stock referenced in Item 3.02 above and Item 5.03 below, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other stock of the Company ranking junior to or on a parity with the Series A Preferred Stock will be subject to certain restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock during any dividend period. The Company’s Existing Preferred Stock ranks senior to the Series A Preferred Stock.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Newly Engaged Independent Registered Public Accounting Firm

On July 20, 2022, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm, effective immediately, subject to completion of its standard client acceptance procedures. During the years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through July 20, 2022, neither the Company, nor anyone on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Dismissal of Independent Registered Public Accounting Firm

On July 20, 2022, the Audit Committee of the Board approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of EY on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through July 20, 2022, (i) there were no disagreements between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report, and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of this Form 8-K and requested EY to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 20, 2022, is filed as Exhibit 16.1 to this Form 8-K.

Item 5.01	Change in Control of Registrant.

The information provided in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Company Merger, a change in control of the Company occurred, and the Company, as the surviving entity of the Company Merger, became a subsidiary of Parent and certain affiliated entities, each of which is an affiliate of Blackstone.

Pursuant to the terms and conditions of the Merger Agreement, at or immediately prior to, as applicable, the effective time of the Company Merger (the “Company Merger Effective Time”), among other things:

•

Common Stock: Each share of common stock of the Company, par value $0.01 per share (“Common Stock”), other than shares of Common Stock owned by Parent or any wholly owned subsidiary of Parent or the Company, issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $182.25 (the “Per Company Share Merger Consideration”), without interest and less any applicable withholding taxes, representing $187.50 per share of Common Stock as reduced by the $5.25 per share Closing Cash Dividend as described below in Item 8.01 of this Current Report on Form 8-K;

•

Preferred Stock: Each share of the 5.250% Series X Cumulative Preferred Stock of the Company, par value $0.01 per share, 5.200% Series Y Cumulative Preferred Stock of the Company, par value $0.01 per share, and 4.875% Series Z Cumulative Preferred Stock of the Company, par value $0.01 per share (collectively, the “Existing Preferred Stock”), issued and outstanding immediately prior to the Company Merger Effective Time and each depositary share issued pursuant to the deposit agreements for the Existing Preferred Stock, representing one-thousandth of one share of Existing Preferred Stock issued and outstanding immediately prior to the Company Merger Effective Time, was unaffected by the Company Merger and will remain outstanding in accordance with their respective terms;

•

Stock Options: Each option to purchase shares of Common Stock (each, a “Company Option”) outstanding immediately prior to the Company Merger Effective Time was automatically cancelled in exchange for a cash payment in an amount in cash equal to (1) the number of shares of Common Stock subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (2) the excess of the Per Company Share Merger Consideration over the per share exercise price applicable to the Company Option, less any applicable withholding taxes;

•

Company RSU Awards: Each award of restricted stock units (each, a “Company RSU Award”) covering shares of Common Stock granted under a Company equity plan that was outstanding immediately prior to the Company Merger Effective Time was cancelled in exchange for a cash payment in an amount in cash equal to (1) the number of shares of Common Stock subject to the Company RSU Award immediately prior to the Company Merger Effective Time multiplied by (2) the Per Company Share Merger Consideration, less any applicable withholding taxes;

•

Company Deferred Stock Unit Awards: Each award of deferred stock units (each, a “Company Deferred Stock Unit Award”) governed under the Company’s retirement plan for non-employee directors that was outstanding immediately prior to the Company Merger Effective Time became vested and, at the Company Merger Effective Time, were converted into a right to receive a cash payment in an amount equal to (1) the number of shares of Common Stock subject to the Company Deferred Stock Unit Award immediately prior to the Company Merger Effective Time multiplied by (2) the Per Company Share Merger Consideration, less any applicable withholding taxes; and

•

2022 Equity Incentive Plan Awards: Each award approved under the Company’s 2022 Equity Incentive Plan Awards Program (each, a “2022 EIP Award”) was cancelled in exchange for a specific cash payment, less any applicable withholding taxes.

Each Company RSU Award and vested (as of July 19, 2022) Company Deferred Stock Unit Award was additionally entitled, pursuant to the terms of each award, to a dividend equivalent payment in respect of the Pro Rata Dividend. Each holder of a Company RSU Award, Company Deferred Stock Unit Award and/or Company Option received an aggregate payment with respect to such award inclusive of the aggregate Closing Cash Dividend that such holder would have received had such Company RSU Award or Company Deferred Stock Unit Award been settled in Company Common Stock or Company Option been exercised, in each case, immediately prior to the close of business on July 19, 2022.

Pursuant to the terms and conditions of the Merger Agreement, among other things:

•

Partnership Units: At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each partnership unit of the Partnership (a “Partnership Unit”) that was issued and outstanding as of immediately prior to the Partnership Merger Effective Time (other than units held by the Company,

Parent, Merger Sub II or any of their respective wholly owned subsidiaries) was automatically cancelled and converted into the right to receive an amount in cash equal to the Per Company Share Merger Consideration, less any applicable withholding taxes; and

•

Company Partnership Interests: At the Partnership Merger Effective Time, each Partnership Unit owned by the Company or any of its subsidiaries immediately prior to the Partnership Merger Effective Time remained outstanding as a partnership unit of the Partnership held by the Company or the relevant subsidiary.

The description of the Mergers and the Merger Agreement contained in this Item 5.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 25, 2022, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Directors

In connection with the completion of the Mergers, at the Company Merger Effective Time, each of Ronald L. Havner, Jr., Maria R. Hawthorne, Jennifer Holden Dunbar, M. Christian Mitchell, Irene H. Oh, Kristy M. Pipes, Gary E. Pruitt, Robert S. Rollo, Joseph D. Russell, Jr., Peter Schultz and Stephen W. Wilson resigned from the Board of the Company and any committee or subcommittee thereof. These resignations were in connection with the Mergers and not as a result of any disagreements between the Company and the resigning individuals on any matters relating to the Company’s operations, policies or practices.

Also in connection with the completion of the Mergers, immediately following the Company Merger Effective Time and as specified in the Amended and Restated Charter, Timothy J. Beaudin, Justin Brown, Andrea Drasites, Ernest M. Freedman, Ryan Ingle, David Levine and Samantha Wallack were appointed to the Board of the Company effective as of July 20, 2022. Ms. Wallack and Messrs. Freedman and Beaudin have been determined to be independent and were appointed to serve on the Audit Committee of the Board. The independent directors will receive $150,000 per year for their services.

Timothy J. Beaudin, 63, was the Chairman of the Board of P3 Logistics Parks, a long-term owner, developer and manager of European logistics properties from 2018 until 2019, and Chief Executive Officer of P3 Logistics Parks from 2019 to 2021. Before that Mr. Beaudin was the President and Chief Executive Officer of IndCor Properties from 2011 until 2015, was with Apartment Investment and Management Company (“Aimco”) from 2005 to 2010, departing as Chief Operating Officer and was Executive Vice President of Catellus Development. Mr. Beaudin has also worked for multiple companies, such as KPMG and CBRE, in various financial services roles. He previously served as an advisor to each of Link and LivCor, both of which are wholly-owned by Blackstone-managed real estate funds. Mr. Beaudin earned his B.A. in Economics and Business from Westmont College. Mr. Beaudin’s daughter is currently employed by Link, for which she receives an annual base salary of $165,000 and is eligible for a year-end bonus.

Justin Brown, 39, is a Managing Director in Blackstone’s Real Estate Group. Mr. Brown is involved in the asset management of Blackstone’s Life Science platform BioMed Realty and fund management of BPP Life Sciences. Before joining Blackstone in November 2021, Mr. Brown worked in Green Street’s Advisory Group from July 2013 until October 2021, which provides strategic and capital markets advisory services to commercial real estate companies and served on the board of LatAm Logistic Properties. Mr. Brown began his career at Prudential Real Estate Investors where he focused on asset management and dispositions. Mr. Brown received a B.B.A with a focus on Real Estate from University of Wisconsin and an MBA in Finance from Stern School of Business at New York University.

Andrea Drasites, 40, is a Managing Director in Blackstone’s Real Estate Group, and she is involved in the asset management of U.S. retail and gaming investments, including ShopCore and Edens, and retail projects inside of the Cosmopolitan of Las Vegas and other Blackstone assets. Since joining Blackstone in 2012, Ms. Drasites has been involved with several notable transactions including the IPO of Brixmor (formerly Centro), Edens, Excel Trust and RioCan. Prior to joining Blackstone, Ms. Drasites worked at Equity One, Inc., a publicly traded shopping center REIT, where she was responsible for asset management as well as acquisitions and dispositions across the U.S. Prior to Equity One, Inc., Ms. Drasites also worked for Woolbright Development, a shopping center owner and developer based in Boca Raton, Florida. She is an active member of the Urban Land Institute, International Council of Shopping Centers and is a Founding Member of the annual Rally Against Lupus fundraiser in New York and is actively involved in the Alliance for Lupus Research. Ms. Drasites is a member of the University of Florida’s Real Estate Advisory Board. Ms. Drasites received a BA in International Business from Rollins College and an MBA from the University of Florida.

Ernest M. Freedman, 51, has served as Executive Vice President and Chief Financial Officer of Invitation Homes since October 2015. Mr. Freedman previously served as Executive Vice President and Chief Financial Officer of Aimco from 2009 to 2015. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and served as Senior Vice President of Finance from February 2009 to November 2009, where he was responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. He is a member of the board of directors of CA Student Living, a student housing developer and investment management company, where he serves as the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Freedman earned a Bachelor’s Degree from the University of Virginia. Mr. Freedman is a certified public accountant.

Ryan Ingle, 37, is a Managing Director in Blackstone’s Real Estate Group. Since joining Blackstone in 2010, Mr. Ingle has been involved in analyzing and managing real estate investments across several property sectors. Mr. Ingle currently leads asset management for Blackstone’s U.S. industrial portfolio which spans more than 400 million square feet. Mr. Ingle has been involved in other notable investments including BioMed, IndCor, Motel 6, La Quinta and Extended Stay. Before joining Blackstone, Mr. Ingle worked in Citi’s real estate investment banking group. Mr. Ingle received a BS in Finance and a BA in Spanish from the University of Kansas where he graduated with highest distinction and was a member of Phi Beta Kappa.

David Levine, 34, is Co-Head of Americas Acquisitions for Blackstone Real Estate. Since joining Blackstone in 2010, Mr. Levine has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of Gramercy Property Trust, Pure Industrial, WPT Industrial REIT, BioMed Realty and the creation and growth of Blackstone’s 450+ million square foot industrial platform, Link Logistics. He also serves on the board of Reading Partners New York. Mr. Levine graduated from Northwestern University, where he received a BA in Economics.

Samantha Wallack, 46, is a Partner and Real Estate Practice Co-Chair at Blank Rome LLP, a national law firm that provides a full range of legal and advocacy services. Ms. Wallack was appointed Real Estate Practice Co-Chair in January 2020, and under her leadership the group currently represents a multi-billion dollar annual portfolio of client transactions. She oversees a national team of more than sixty real estate attorneys throughout the firm’s thirteen offices who provide legal counsel to public companies, private equity funds, developers, REITs, family businesses, insurance companies, and realty advisers. Ms. Wallack joined Blank Rome in 2000 and was named partner in 2009. She was the firm’s first female real estate partner and became the firm’s first female Real Estate Practice Co-Chair in 2020. She is a member of Blank Rome’s Diversity & Inclusion Committee, former Co-Chair of Blank Rome’s Women’s Forum, a founding member of the firm’s Women Who Lead initiative and serves as pro bono counsel for 1-866-Our Vote and NYAGRA (New York Association for Gender Rights Advocacy). Ms. Wallack holds a BA from the University of Wisconsin and a JD, cum laude, from Benjamin N. Cardozo School of Law.

Executive Officers

In addition, effective as the Company Merger Effective Time, Stephen W. Wilson (President and Chief Executive Officer), Adeel Khan (Executive Vice President and Chief Financial Officer) and Trenton A. Groves (Senior Vice President and Chief Accounting Officer) ceased to be officers of the Company.

On July 20, 2022, the Company appointed Luke Petherbridge as Chief Executive Officer and Secretary of the Company, Matthew L. Ostrower was appointed as Chief Financial Officer, Vice President and Treasurer of the Company and Nicholas Pell was appointed as President of the Company.

Luke Petherbridge, 42, has been Link Logistics’ Chief Executive Officer since September 2020, responsible for Link Logistics’ overall strategic direction with a particular focus on driving profitability and building a winning corporate culture. Mr. Petherbridge has over 15 years of financial and global real estate management experience, most recently serving as the chief executive officer of Shopcore from May 2016 to September 2020 and LivCor properties from July 2019 to September 2020. Mr. Petherbridge previously held the positions of chief financial officer and treasurer of DDR Corporation from December 2011 to May 2016, one of the largest owners of shopping centers in the United States. While at DDR, Mr. Petherbridge served in various roles and held responsibilities including capital raising activities, balance sheet management, lender relations and execution of various corporate-level transactions. Before DDR, Mr. Petherbridge served as chief executive officer and a director of shopping center owner EDT Retail Trust (formerly Macquarie DDR Trust) from April 2008 to September 2010 and as director of transactions with Rubicon Asset Management from June 2003 to April 2008, where he oversaw approximately $5 billion of transactions across real estate and real estate structured finance markets in the United States, Europe and Japan. Mr. Petherbridge received a Bachelor of Commerce degree from Macquarie University. Mr. Petherbridge is a trustee and member of the Executive Board for the International Council of Shopping Centers (ICSC), and he also serves as a board member of World Business Chicago, Chicago’s public-private economic development agency. In addition, Mr. Petherbridge is co-founder and chairman of CoreGiving, an organization that seeks to fight childhood hunger and food insecurity. There are no family relationships between Mr. Petherbridge and any director or executive officer of the Company, and there are no transactions between Mr. Petherbridge and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Matthew L. Ostrower, 52, is Link Logistics’ Chief Financial Officer, responsible for all aspects of corporate finance, including treasury, cash management, financial planning and analysis, accounting and tax. Prior to joining Link Logistics in 2019, Mr. Ostrower served as Chief Financial Officer of various REITs, including SITE Centers, which invests in shopping centers; Retail Value Inc., among the largest owners and managers of value-oriented retail real estate in the U.S.; and Equity One, an owner of coastal shopping centers, which merged with Regency Centers in 2015. Mr. Ostrower has also held the positions of managing director and associate director of Research at Morgan Stanley and served as a member of the Board of Directors of Ramco-Gershenson Properties Trust, a publicly traded retail REIT, from 2010 to 2015. Mr. Ostrower received a Bachelor of Arts degree in American History from Tufts University and a dual Master of Science degree in Real Estate and City Planning from Massachusetts Institute of Technology. There are no family relationships between Mr. Ostrower and any director or executive officer of the Company, and there are no transactions between Mr. Ostrower and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Nicholas Pell, 45, is Link Logistics’ President and Chief Investment Officer, responsible for portfolio management, including all capital deployment and disposition activities with a focus on ensuring the company has the best portfolio to service the needs of its customers. Prior to joining Link Logistics in 2019, Mr. Pell served as chief investment officer at Gramercy Property Trust from 2016 to 2018, an investor in and asset manager of industrial and office real estate. Mr. Pell played an integral role on the leadership team that grew the company from an enterprise value of approximately $200 million to over 80 million square feet of real estate before it was acquired by Blackstone in 2018. Mr. Pell has also served as a director in the Investment Department at W. P. Carey & Co., as a director of Business Development at Sony Pictures Entertainment and as an analyst at J.P. Morgan & Co. Mr. Pell is a National Association of Industrial and Office Properties and Urban Land Institute member and he also serves on the board of the Newport Festivals Foundation, which produces both the Newport Folk and Newport Jazz Festivals. Mr. Pell received a Bachelor of Arts degree in Economics from Duke University and a Master of Business Administration degree from Harvard Business School. There are no family relationships between Mr. Pell and any director or executive officer of the Company, and there are no transactions between Mr. Pell and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Plans

On July 18, 2022, each of Mr. Khan and Mr. Groves executed a severance letter agreement (the “Severance Agreements”) providing for a lump-sum, cash severance payment in connection with their termination at the Company Merger Effective Time. Subject to the execution of an effective general release in favor of the Company, the Severance Agreements provide Mr. Khan and Mr. Groves with (i) severance payments of $1,100,000 and $460,000, respectively, and (ii) payment of a cash amount equal to three months’ monthly premiums with respect to the Company’s healthcare benefit plans. Mr. Groves will provide transition services through a consulting arrangement with an affiliate of Parent for a period of time immediately following the Company Merger Effective Time.

As previously disclosed in the Company’s definitive proxy statement filed June 8, 2022, we adopted a Transaction Success Bonus Program in an aggregate amount of up to $2.5 million to promote retention and to incentivize efforts to consummate the completion of the Company Merger. On July 17, 2022, the Company granted a cash transaction success bonus of $300,000 to Mr. Groves, which vested upon the occurrence of the Company Merger Effective Time.

Per the terms of the Merger Agreement, on July 17, 2022, Mr. Wilson was granted a 2022 EIP Award with a value of $3,400,125. Mr. Wilson’s 2022 EIP Award vested immediately upon the occurrence of the Company Merger Effective Time prior to the Company Merger Effective Time and was cancelled in exchange for the right to receive a cash payment equal to the value of such award.

In addition, pursuant to the terms of the Merger Agreement, the Company terminated the 2003 Stock Option and Incentive Plan, the 2012 Equity and Performance-Based Incentive Compensation Plan, the 2022 Equity and Performance-Based Incentive Compensation Plan and the Retirement Plan for Non-Employee Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amended and Restated Articles of Incorporation and Bylaws

On July 20, 2022 and effective as of the Company Merger Effective Time, as contemplated by the Merger Agreement, the Articles of Incorporation of the Company were amended and restated to be in the form agreed to by the parties to the Merger Agreement and set forth as an exhibit to the Merger Agreement (the “Amended and Restated Charter”). Among other things, the Amended and Restated Charter (i) provides that the Board of the Company may, with the approval of the majority of the entire Board and without any action by the stockholders of the Company, amend the Amended and Restated Charter to increase or decrease the aggregate number of authorized stock, (ii) increases the number of authorized shares of Common Stock from 100 million to 200 million, (iii) removes restrictions on the beneficial ownership of Common Stock, and (iv) removes references to the Company’s Equity Stock and 5.20% Cumulative Preferred Stock, Series W, none of which are issued or outstanding. The Amended and Restated Charter became effective on July 20, 2022.

In addition, immediately following the Company Merger Effective Time, the Company’s Board adopted the Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws provide, among other things, for the removal of certain procedures and requirements relating to (i) the nomination and appointment by our common stockholders of directors and (ii) the calling by our common stockholders of special meetings, in each case, in light of the fact that, immediately following the Company Merger Effective Time, the Common Stock ceased to be publicly traded and is beneficially owned by affiliates of Blackstone. The Amended and Restated Bylaws became effective on July 20, 2022.

Articles Supplementary in respect of Series A Preferred Stock

On July 20, 2022, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Amended and Restated Charter with the State Department of Assessments and Taxation of the State of Maryland, which classify and designate 150 shares of the Company’s authorized but unissued preferred stock, par value $0.01 per share, as the 12% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”).

As set forth in the Articles Supplementary, the Series A Preferred Stock will rank, in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company: (i) junior to the Company’s Existing Preferred Stock and any future senior securities, (ii) senior to the Common Stock and any future junior securities and (iii) on a parity with each other and with any future parity securities.

Each share of Series A Preferred Stock will have an initial “Liquidation Preference” of $4,000.00. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, but subject to the rights of the holders of the Company’s senior securities, the holders of the Series A Preferred Stock will have the right to receive the initial Liquidation Preference, plus an amount equal to all accrued and unpaid dividends thereon through and including the date of payment before any distribution of assets is made to holders of any junior securities.

Holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of legally available funds, and subject to the rights of the holders of the Company’s senior securities, cumulative cash dividends at the rate of 12% per annum on the total of $4,000.00 per share plus all accumulated and unpaid dividends thereon.

The Company will have the right (but not the obligation) to redeem such shares of Series A Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price equal to $4,000.00 per share plus an amount equal to all accrued but unpaid dividends thereon to, but not including, the date fixed for redemption.

The foregoing descriptions of the Amended and Restated Charter, the Amended and Restated Bylaws and the Series A Preferred Stock are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Charter, the Amended and Restated Bylaws and the Articles Supplementary, which are filed as Exhibits 3.1, 3.2 and 3.3 hereto respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

As contemplated by the Merger Agreement, on July 8, 2022 the Board of the Company declared a prorated quarterly cash dividend of $0.216848 per share of Common Stock to holders of record of Common Stock as of the close of business on July 19, 2022 (the “Pro Rata Dividend”), representing a pro rata distribution in respect of the stub period since the Company’s last regular quarterly dividend. The Company paid the Pro Rata Dividend on July 20, 2022 prior to the Partnership Merger Effective Time.

As contemplated by the Merger Agreement, on July 8, 2022 the Board of the Company also declared a cash dividend of $5.25 per share of Common Stock to holders of record of Common Stock as of the close of business on July 19, 2022 (the “Closing Cash Dividend”). The Company paid the Closing Cash Dividend on July 20, 2022 prior to the Partnership Merger Effective Time.

On July 20, 2022, the Company issued a press release announcing the completion of the Mergers. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma consolidated financial information after giving effect to the Redemption and Distribution of the Non-Core Portfolio is filed as Exhibit 99.2:

•	Unaudited pro forma consolidated statement of financial condition of the Company as of June 30, 2022.

•	Unaudited pro forma consolidated statements of operations of the Company for the six months ended June 30, 2022 and for the year ended December 31, 2021.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Distribution and Contribution Agreement, dated as of July 20, 2022, between PS Business Parks, Inc., PS Business Parks, L.P., Sequoia Parent LP, Sequoia Parent 2 LP, Sequoia Parent 3 LP, and B9 Sequoia NC Parent LLC.

3.1	Amended and Restated Charter of PS Business Parks, Inc., dated July 20, 2022.

3.2	Amended and Restated Bylaws of PS Business Parks, Inc., dated July 20, 2022.

3.3	Articles Supplementary designating shares of the Company’s 12% Series A Redeemable Preferred Stock.

10.1	Loan Agreement, dated as of July 20, 2022, among Bank of America, N.A., Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Morgan Stanley Bank, N.A., and Societe Generale Financial Corporation, collectively as the lenders, and the borrower entities identified on Exhibit A attached thereto, as the borrowers.

10.2	Loan Agreement, dated as of July 20, 2022, by and among Citibank, N.A. (as administrative agent and co-lender), Bank of America, N.A., Morgan Stanley Bank, N.A., Barclays Bank PLC and Societe Generale Financial Corporation, collectively as the lenders, and the borrower entities identified on Exhibit A attached thereto, as the borrowers.

10.3	Master Services Agreement, dated as of July 20, 2022, by and among PS Business Parks, L.P. and Link Logistics Real Estate Holdco LLC.

10.4	Form of Promissory Note.

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated July 20, 2022.

99.1	Press Release issued on July 20, 2022.

99.2	Unaudited pro forma consolidated financial information of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Dated: July 22, 2022	By:	/s/ Matthew L. Ostrower
	Name:	Matthew L. Ostrower
	Title:	Chief Financial Officer, Vice President and Treasurer